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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholder
Anschutz Company:

        We consent to the incorporation by reference in the registration statement on Form S-8 of Regal Entertainment Group of our report dated March 8, 2002, with respect to the combined balance sheets of Regal Entertainment Group (a combination of certain theatre interests of Anschutz, see note 1) as of January 3, 2002, and the related combined statements of operations, parent's investment and cash flows for the periods under common control then ended.

/s/ KPMG LLP

Denver, Colorado
May 8, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT